POWER OF ATTORNEY

The undersigned, BLACKROCK FUND MANAGERS (ISLE OF MAN)
 LIMITED,a company duly organized under the laws of the Isle of Man(the "Company"), does hereby make, constitute and appoint each of Robert Connolly, Howard Surloff, Edward Baer,
Bartholomew Battista, Daniel Waltcher, Karen Clark, Denis
Molleur, Daniel Ronnen, John Stelley, Brian Kindelan,
John Blevins, Richard Froio, Matthew Fitzgerald and Con
Tzatzakis acting severally, as its true and lawful attorneys-in-fact, for the purpose of, from time to time, executing in its name and on its behalf, whether the Company is acting individually or as representative of others, any and all documents, certificates,instruments, statements, other filings and amendments to the foregoing (collectively, "documents") determined by such person to be necessary or appropriate to comply with ownershipor control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority,including without limitation Forms 3, 4, 5, 13D, 13F and 13G and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange
Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to each such attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by an attorney-in-fact named herein shall be conclusively evidenced by such person's execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall be valid from the date hereof and shall remain in full force and effect until either revoked in writing by the Company, or, in respect of any attorney-in-fact named herein, until such person ceases to be an employee of the
Company or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of 15th day of January, 2010.

BLACKROCK FUND MANAGERS (ISLE of MAN) LIMITED

By:  _/s/Alan Lawrence
Name: Alan Lawrence
Title:  Director